                                                                    Exhibit 10.5

                                AMENDMENT NO. 5
                                       TO
                          WERNER HOLDING CO. (PA), INC.
                              STOCK INCENTIVE PLAN


The Werner Holding Co. (PA), Inc. Stock Incentive Plan (the "Plan") is hereby amended as follows:

1. New, revised EBITDA targets as set forth below may be adopted for certain Participants in the Plan as designated by the Committee. Those Participants entitled to receive the revised EBITDA targets shall either enter into an amendment to the Participant's existing Agreement or a new Agreement reflecting such change.

                        EARNINGS BEFORE INTEREST, TAXES,
                         DEPRECIATION AND AMORTIZATION
                           (IN THOUSANDS OF DOLLARS)




                                 (A)            (B)                 (C)
                                                                 Cumulative
      Fiscal Year              Minimum         Target              Target
      -----------              -------         ------              ------

         2003                   73,680          92,100             92,100
         2004                   82,880         103,600            195,700
         2005                   92,480         115,600            311,300
         2006                   97,120         121,400            432,700
         2007                  103,040         128,800            561,500
         2008                       **              **                 **
         2009                       **              **                 **

      ** TO BE DETERMINED

2. All other provision of the Plan unchanged hereby shall continue in full force and effect.

Pursuant to Werner Holding Co. (PA), Inc. Board of Directors action dated April 9, 2003.